EXHIBIT 99.1

VolitionRx Limited Announces Third Quarter 2025 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, November 14 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, November 13, 2025 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the third quarter ended September 30, 2025.  Volition management will host a conference call tomorrow, November 14 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“2025 efforts for Volition focused on commercializing our groundbreaking Nu.Q® platform in the human diagnostics market and we were excited this quarter to sign not one, but two human agreements: a Research License and Exclusive Commercial Option Rights Agreement for Antiphospholipid Syndrome ("APS") with Werfen and a Co-Marketing and Services Agreement with Hologic.

“Both are multi-billion dollar companies, and worldwide leaders in their specialized fields, and we are delighted to report that both have very much hit the ground running.

“We are in discussions with around 10 of the world’s leading diagnostic and liquid biopsy companies and are at various stages of the process across our different pillars, ranging from due diligence to tech transfer, to evaluation of clinical samples, to term sheet and contract negotiation. We anticipate further human licensing deals with a range of large companies and will update on progress as they are completed.

“We believe that our positive emerging clinical evidence supports the broad applicability of our Nu.Q® technology in critical areas such as cancer and sepsis, including as a biomarker of interest to epigenetic drug development, an ever expanding area of focus for big pharma.  We have made significant progress on several publications in recent months and anticipate peer-reviewed publications across all pillars in the coming quarters, including our ground-breaking Capture-Seq™ technology. We believe the ability to concentrate chromatin fragments and therefore tumor DNA, has great potential in the liquid biopsy field.

"Our goal is to secure a range of licensing agreements in the human diagnostics space, mirroring our successful strategy in the veterinary market, and anticipate, similar to the veterinary market, diverse deal structures, with potential for up front and milestone payments, and future recurring revenue. We believe we have developed a unique and widely applicable platform that will contribute significantly to oncology and NETosis detection and monitoring for decades to come, and for hundreds of millions of people and animals worldwide.”

Financial Highlights

•	Revenue for the third quarter was $0.6 million, representing growth of 32% over the same quarter last year.
•	Operating expenses for the quarter were down 10% year on year, and down 18% for the first three quarters.
•	Net loss was down 8% for the quarter and down 20% for the first three quarters compared to the prior year.
•	Net cash used in operating activities was $3.6 million for the quarter, down 33% over the same period prior year.
•	Subsequent to quarter end, received net proceeds of approximately $6.1 million from a confidentially-marketed public offering, including partial exercise of the underwriter’s overallotment option.

Event:   VolitionRx Limited Third Quarter 2025 Earnings and Business Update Conference Call

Date:     Friday, November 14, 2025

Time:    8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID:  13757129

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer and Dr. Jake Micallef, Chief Scientific Officer. The call will provide an update on important events that have taken place in the third quarter of 2025 and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until November 28, 2025. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13757129.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

Investor Relations:

Jeremy Feffer, LifeSci Advisors, jfeffer@lifesciadvisors.com +1-212-915-2568

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to revenue opportunities and growth, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, Volition’s expectations regarding future publications, Volition’s success in securing licensing and/or distribution agreements with third parties for its products, and Volition’s expectations regarding the terms of such agreements. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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